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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the UNB Corp. 1997 Stock Option Plan and the 1997 Omnibus Stock Incentive Plan for BancFirst Ohio Corp. of our report dated January 22, 2002 relating to the consolidated financial statements of BancFirst Ohio Corp. for the year ended December 31, 2001, which appears in Exhibit 20 to the Form 10-Q of Unizan Financial Corp. for the quarterly period ended March 31, 2002 (SEC File No. 0-13270).

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
January 17, 2003